Execution Copy


                                   $4,500,000
                  COUNTY OF PUTNAM INDUSTRIAL DEVELOPMENT AGENCY
                 VARIABLE RATE DEMAND REVENUE BONDS, SERIES 2000
                         (DYNACEPT CORPORATION PROJECT)

                              BOND PURCHASE AGREEMENT

December 28, 2000

County of Putnam Industrial Development Agency
34 Gleneida Avenue
Carmel, New York  10512

Ladies and Gentlemen:

The undersigned, NatCity Investments, Inc. (the "Underwriter"), hereby offers to enter into this Bond Purchase Agreement with you, County of Putnam Industrial Development Agency (the "Issuer"), for the purchase by the Underwriter and the sale by the Issuer of $4,500,000 aggregate principal amount of its Variable Rate Demand Revenue Bonds, Series 2000 (Dynacept Corporation Project) (the "Bonds"). This offer is made subject to acceptance by the Issuer on the date hereof, and upon such acceptance, and approval hereof by Dynacept Corporation (the "Institution"), this Bond Purchase Agreement shall be in full force and effect in accordance with its terms and shall be binding upon the Issuer, the Institution and the Underwriter.

The Letter of Representation which is dated the date hereof and attached hereto as Exhibit A (the "Letter of Representation") has been signed by the Institution and delivered to the Issuer and the Underwriter to induce the Issuer and the Underwriter to enter into this Bond Purchase Agreement.

1. Upon the terms and conditions and upon the basis of the representations, warranties and covenants set forth herein, the Underwriter hereby agrees to purchase and the Issuer hereby agrees to sell to the Underwriter, all (but not less than all) of the Bonds, which are to mature, to be subject to optional and mandatory tender for purchase and to optional and mandatory redemption prior to maturity, and to bear interest as set forth in Exhibit B attached hereto and made a part hereof, at an aggregate price of $4,464,000 (par less Underwriter's discount of $36,000).

2. The Bonds shall be as described in, and shall be issued pursuant to a resolution adopted by the Issuer on November 28, 2000 (the "Bond Resolution"), and an Indenture of Trust dated as of December 1, 2000 (the "Indenture"), between the Issuer and National City Bank of Michigan/Illinois as trustee (in such capacity, the "Trustee"). Payments by the Issuer with respect to the principal of and interest on the Bonds (other than Bank Bonds described in the Indenture), shall be secured by an irrevocable, direct pay letter of credit (the "Letter of Credit") issued by National City Bank of Michigan/Illinois (in such capacity, the "Bank"), in favor of the Trustee, pursuant to a Reimbursement Agreement, dated as of December 1, 2000, between the Institution and the Bank (the "Reimbursement Agreement"). The proceeds from the sale of the Bonds shall be used by the Issuer for the benefit of the Institution pursuant to a Lease Agreement dated as of December 1, 2000, between the Issuer and the Institution (the "Agreement"), for the purpose of financing a portion of the costs of the "Facility" described in the Indenture and paying certain costs associated with the issuance and credit enhancing of the Bonds. The land on which the Facility is to be located will be conveyed by the Institution to the Issuer pursuant to a Bargain and Sale Deed (defined in the Indenture and herein as the "Deed of Trust") dated December 28, 2000 from the Institution to the Issuer and such land and the Facility will be leased by the Issuer to the Institution pursuant to the Agreement.

3. The Issuer and the Institution approve the sale of the Bonds to the Underwriter on the terms referred to herein. However, the Underwriter reserves the right to change the initial price of the Bonds as it shall deem necessary in connection with the marketing of the Bonds (which shall not affect the Underwriter's agreement to purchase the Bonds nor the price at which the Bonds shall be purchased from the Issuer). The Issuer confirms the authority of the Underwriter in accordance with law prior to the date hereof, to use the Offering Circular dated December 20, 2000 (the "Offering Circular") in connection with the offering and sale of the Bonds. In addition, the Issuer authorizes the use by the Underwriter in connection with the offering and sale of the Bonds of the material included in the Bond Resolution, the Agreement and the Indenture; provided, that the Issuer assumes no responsibility for any other materials which may be used by the Underwriter in connection with the offering and sale of the Bonds, except for any information furnished by the Issuer which concerns the Issuer, and any such materials shall contain a disclaimer which shall be acceptable to the Issuer's counsel.

4. The Issuer agrees to provide or cause to be provided to the Underwriter when the Offering Circular first becomes available sufficient copies of the Offering Circular to enable the Underwriter to comply with the requirements of Rule G-32 of the Municipal Securities Rulemaking Board and for its use in remarketing the Bonds; and the Underwriter agrees to file a copy of the Offering Circular with a nationally recognized municipal securities information repository on or before the Closing Date. In addition, at the time of or before execution by the Issuer of this Bond Purchase Agreement (or as soon as reasonably practicable thereafter but no later than the Closing Date), the Issuer shall also deliver or cause to be delivered to the Underwriter, together with such reasonable number of certified copies thereof as it may request:

 (a) A copy of the Bond Resolution certified by the Issuer's authorized officer as having been duly adopted by the Issuer and being in full force and effect on the date hereof.

 (b)  An executed copy of the Indenture.

 (c)  Executed copies of the Deed of Trust and the Agreement.

 (d)  A specimen Bond.

 (e) An executed copy of this Bond Purchase Agreement and related Letter of Representation.

 (f)  A specimen copy of the Letter of Credit.

 (g) An executed copy of the Reimbursement Agreement and executed copies of any documents required to be delivered thereunder.

 (h) An executed copy of the Remarketing Agreement (as defined in the Indenture).

 (i)  A copy of the Offering Circular.

5.  The Issuer represents to and agrees with the Underwriter that:

 (a) The Issuer is a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State of New York authorized and existing under Article 18-A and Section 927-f of the General Municipal Law of the State of New York (Chapter 24 of the Consolidated Laws of New York) (collectively, the "Act"). The Issuer is authorized to issue the Bonds and to use the proceeds from the sale of the Bonds for the purpose of acquiring, constructing, reconstructing, and improving and equipping any project (as defined in the Act) which shall be suitable for, among other things, manufacturing, warehousing, research, civic, commercial or industrial purposes.

 (b) The adoption of the Bond Resolution, the execution and delivery by the Issuer of the Bonds, this Bond Purchase Agreement, the Agreement and the Indenture and compliance with the provisions of the Bond Resolution and of each of such instruments do not and will not conflict with or constitute a breach of, or default under, any indenture, commitment, agreement or other instrument to which the Issuer is a party or by which it is bound.

 (c) The Issuer has full legal right, power and authority (i) to adopt the Bond Resolution described in subparagraph (a) of Paragraph 4 hereof, (ii) to enter into this Bond Purchase Agreement, the Indenture and the Agreement,
      (iii) to issue, sell and deliver the Bonds to the Underwriter as provided herein, and (iv) to carry out and consummate all other transactions contemplated by each of such documents, and the Issuer has complied with the provisions of the Act in all matters relating to such transactions.

 (d) The Issuer has duly authorized the execution, delivery and due performance of this Bond Purchase Agreement, the Indenture and the Agreement, the delivery of the Offering Circular and the taking of any such action as may be required on the part of the Issuer to carry out, give effect to and consummate the transactions contemplated by such instruments.

 (e) The Bond Resolution has been duly adopted by the Issuer and is in full force and effect and constitutes the valid and binding action of the Issuer; and this Bond Purchase Agreement, the Agreement and the Indenture, upon due execution and delivery thereof, and assuming due and valid authorization, execution and delivery thereof by the other parties thereto, will each constitute a valid and binding obligation of the Issuer, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization or other similar laws and equitable principles of general application relating to or affecting the enforcement of creditors' rights generally.

 (f) When delivered to and paid for by the Underwriter at the closing in accordance with the provisions of this Bond Purchase Agreement, the Bonds will have been duly authorized, executed, issued and delivered and, assuming due authentication by the Trustee, will constitute valid and binding limited obligations of the Issuer of the character referred to in the Act, in conformity with, and entitled to the benefit and security of, the Act, the Indenture and the Agreement.

 (g) No approvals, consents or authorizations of or by any governmental or public agency, authority or person (except as may be required under the securities or "blue sky" laws of any state, including the State of New York, with respect to which the Issuer makes no representation) not already obtained are required by the Issuer in connection with the issuance and sale of the Bonds, the execution and delivery of, or the performance of its obligations under, this Bond Purchase Agreement, the Bonds, the Indenture and the Agreement.

 (h) There is no action, suit, proceeding or investigation, at law or in equity, or before any court, public board or body, served upon or to the best knowledge of the Issuer threatened against or affecting the Issuer, wherein an unfavorable decision, ruling or finding would materially and adversely affect the transactions contemplated by this Bond Purchase Agreement or which in any way would adversely affect the validity or enforceability of the Bonds, the Indenture, the Agreement or this Bond Purchase Agreement (or of any other instrument required or contemplated for use in consummating the transactions contemplated thereby).

 (i) If between the date hereof and the applicable date provided under Rule 15c2-12(b)(4) of the Securities and Exchange Commission (but in no event earlier than 25 days after the Closing Date) (and whether or not the Bonds are subject to such Rule) any event shall occur which might or would cause the Offering Circular to contain any untrue statement of a material fact or to omit to state any material fact necessary, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Issuer shall notify the Underwriter of any such event of which it has knowledge and, (B) whether or not the Issuer has knowledge, if in the opinion of the Underwriter any such event requires the preparation and publication of a supplement or amendment to the Offering Circular, the Issuer, at the expense of the Institution, will supplement or amend the Offering Circular in a form and in a manner approved by the Underwriter.

It is understood and agreed that the Issuer makes no representations or warranties as to (i) the financial or business condition of the Institution or the Bank, (ii) any statements (financial or otherwise), representations, documents or certifications provided or to be provided by the Institution or the Bank in connection with the purchase of the Bonds or (iii) the correctness, completeness or accuracy of such statements, representations, documents or certifications.

6. At 10:00 a.m., New York City time, on December 28, 2000, or at such other time or on such earlier or later business day as shall have been agreed upon by the Issuer, the Institution and the Underwriter, the Issuer will deliver to or at the direction of the Underwriter the Bonds in definitive form, duly executed and authenticated, together with the other documents hereinafter mentioned; and the Underwriter will accept delivery of the Bonds and pay the price of the Bonds as set forth herein in immediately available federal reserve funds payable to the order of the Trustee for the account of the Issuer. Delivery and payment as stated above shall be made at the offices of Swidler Berlin Shereff Friedman, LLP ("Bond Counsel"), The Chrysler Building, 405 Lexington Avenue, New York, New York, 10174, or at such other place as shall be mutually agreeable to the parties hereto. Such payment and delivery is hereinafter called the "Closing," and such date and time are called the "Closing Date" herein. The Bonds will be made available for checking and packaging by or at the direction of the Underwriter, to the Trustee on behalf of The Depository Trust Company, New York, New York, not later than, 10:00 am., New York City time, on the business day next preceding the Closing Date.

7. The Underwriter's obligations under this Bond Purchase Agreement to purchase the Bonds shall be subject to the performance by the Issuer of its obligations to be performed under this Bond Purchase Agreement at or prior to the Closing, to the performance by the Institution of the obligations and agreements to be performed by it at or prior to the Closing under the Letter of Representation, and to the accuracy in all material respects of the representations and warranties of the Issuer and of the Institution contained in this Bond Purchase Agreement and in the Letter of Representation, respectively, as of the date hereof and as of the Closing Date, as set forth in or contemplated by the Offering Circular, and shall also be subject to the following conditions:

 (a) At the Closing Date, the Indenture, Deed of Trust, the Agreement, the Letterof Credit, the Reimbursement Agreement, the Offering Circular, the Bond Resolution, this Bond Purchase Agreement and the Letter of Repre-sentation shall be in full force and effect, and shall not have been amended, modified or supplemented except as may have been agreed to in writing by the Underwriter.

 (b) The Bonds shall have been duly authorized, executed and authenticated in accordance with the provisions of the Indenture.

 (c) No legislation shall have been enacted by the Congress of the United States, adopted by either House thereof, or introduced in either House thereof, no decision by a Court of the United States or the Tax Court of the United States shall have been rendered and no ruling, regulation or determination by or on behalf of the Department of Treasury of the United States, the Internal Revenue Service or other governmental agency shall have been made, with respect to federal taxation upon receipts, revenues or other income of the general character expected to be derived by the Issuer, including payments under the Agreement, or upon interest received on bonds of the general character of the Bonds or which would have the effect of adversely changing directly or indirectly the federal income tax consequences of interest on bonds of the general character of the Bonds in the hands of the holders thereof, which in the reasonable opinion of the Underwriter materially affects the market for the Bonds adversely.

 (d) The United States shall not have become engaged in hostilities which have resulted in a declaration of war or a national emergency, nor shall there have occurred any outbreak of major hostilities or any other national or international calamity or crisis, which in the reasonable opinion of the Underwriter materially affects the market for the Bonds adversely; nor shall there have occurred a general suspension of trading on the New York Stock Exchange or the declaration of a general banking moratorium by United States, New York or Michigan state authorities; nor shall there exist any event which, in the reasonable opinion of the Underwriter, either (i) makes untrue or incorrect in any material respect any statement or information contained in the Offering Circular or (ii) is not reflected in the Offering Circular but should be reflected therein in order to make the statements and information contained therein not materially mis-leading.

 (e) No order, decree or injunction of any court of competent jurisdiction, nor any order, ruling, regulation or determination by the Securities and Exchange Commission or any state securities administrator, shall have been made with the purpose or effect of prohibiting or limiting the issuance, offering or sale of the Bonds as contemplated hereby.

 (f) At or prior to the Closing Date, the Underwriter shall have received the following documents:

      (1)  Each of the documents referred to in Paragraph 4 hereof;

      (2) The opinions, dated the Closing Date, and in form and substance satisfactory to the Underwriter, the Bank and the Issuer of
           (i) Bond Counsel, both approving opinion and supplemental, expressing their unqualified opinion as to the validity and tax-exempt status of the Bonds and as to such other matters as the Underwrite shall reasonably request, (ii) Varnum, Riddering, Schmidt & Howlett LLP, and Hogan & Rossi as counsel for the Institution, (iii) Howard & Howard Attorneys, P.C., as counsel for the Bank; and (iv) Cuddy & Feder & Worby LLP and Carl Lodes, Esq., as counsel for the Issuer.

      (3) A certificate of the Issuer, dated the Closing Date, to the effect that (a) the Bond Resolution has not been amended, modified or supplemented and remains in full force and effect, (b) each of the representations and warranties of the Issuer set forth in Paragraph 5 hereof are true, accurate and complete in all material respects as of the Closing Date and (c) each of the agreements of the Issuer as set forth in the Bond Purchase Agreement to be complied with at or prior to the Closing Date has been complied with;

      (4) A certificate of the Issuer, dated the Closing Date, to the effect that no litigation or other proceeding has been served upon or, to its knowledge, threatened against the Issuer in any court, public board or body to restrain or enjoin the issuance or delivery of any of the Bonds, or the collection of receipts and revenues pledged or to be pledged to pay the principal of and interest on the Bonds (including, without limitation, payments under the Agreement), or in any way contesting or affecting the validity of the Bonds, the Indenture, the Deed of Trust, the Agreement, the Letter of Credit, the Reimbursement Agreement or this Bond Purchase Agreement, or the collection of such receipts and revenues or the pledge thereof, or contesting the powers of the Issuer, which certificate shall be in form and substance acceptable to the Underwriter (but in lieu of such certificate the Underwriter may, in its sole discretion, accept a certificate by Bond Counsel acceptable to the Underwriter and its counsel in form and substance, that in their opinion the issues raised in any such litigation are without substance or that the contentions of any party adverse to the Issuer are without merit);

      (5) A certificate, dated the Closing Date, signed by the Institution, certifying that:

           (i) the representations and warranties contained in Paragraph 1 of the Letter of Representation and in the Reimbursement Agreement are true and correct and that the Institution has complied with all its agreements contained in such documents;

           (ii) since the date of the Letter of Representation there has been no material adverse change in the general affairs or in the financial position or net assets of the Institution;

           (iii) since the date of the Letter of Representation no event has occurred and is continuing which with the lapse of time or the giving of notice, or both, would constitute an Event of Default by the Institution under the Agreement or the Reimbursement Agreement;

      (6) A certificate of the Trustee, dated the Closing Date, (A) as to the due execution and delivery of the Indenture by the Trustee,
           (B) evidencing its qualification and power to act as Trustee under the Indenture, and (C) as to the due authentication and delivery of the Bonds by the Trustee;

      (7) A certificate of the Bank dated the Closing Date, signed by an officer of the Bank to the effect that:

           (i) The Bank is a national banking association duly organized and validly existing under the laws of the United States;

           (ii) The Letter of Credit and the Reimbursement Agreement have been duly and validly authorized, executed and delivered by the Bank and constitute the legal, valid and binding obligations of the Bank enforceable against the Bank in accordance with their terms, except as limited by (A) bankruptcy, insolvency, reorganization, moratorium and other laws relating to, or affecting generally, the enforcement of creditors' rights and remedies against banks, as the same may be applied in the event of the bankruptcy, insolvency, liquidation, reorganization or similar situation of the Bank or a moratorium applicable to the Bank, and (B) the availability of equitable remedies, including specific performance and injunctive relief;

           (iii) All of the conditions precedent to the issuance of the Letter of Credit contained in the Reimbursement Agreement have been satisfied or waived by the Bank;

           (iv) The execution and delivery of the Letter of Credit by the Bank will, taking into account all other extensions of credit by the Bank to the Institution, not result in any violation of or default under any law, regulation, rule, decree or agreement affecting the Bank, including without limitation, any law, regulation or rule limiting the amount of credit which the Bank may extend to any single borrower;

           (v) No litigation or proceedings are pending or, to the best of the knowledge of the Bank, threatened seeking to restrain, enjoin or, to the best of the knowledge of the Bank, in any way limit the issuance by the Bank of the Letter of Credit or which would in any manner challenge or adversely affect the corporate existence or power of the Bank to enter into and carry out the transactions described in or contemplated by, or the execution, delivery, validity or performance by the Bank of the terms and provisions of, the Letter of Credit or the Reimbursement Agreement;

           (vi) The Bank has reviewed the information in the Offering Circular captioned "THE LETTER OF CREDIT" and "SUMMARY OF CERTAIN PROVISIONS OF THE REIMBURSEMENT AGREEMENT" and in Appendix B (collectively, the "Bank Information"), and has approved all such information for use within the Offering Circular and Appendix B, and such information is true and correct and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading;

           (vii) As of the Closing Date, there has been no material adverse change in the business, properties, condition (financial or otherwise) or operations of the Bank from that set forth in the Offering Circular and Appendix B;

          (viii) If during the period commencing on the date of the Bond Purchase Agreement and ending on the applicable date provided under Rule 15c2-12(b)(4) of the Securities and Exchange Commission (but in no event earlier than 25 days after the Closing Date) (whether or not the Bonds are subject to such
                 Rule), the Bank discovers or has reason to believe that any of the Bank Information as of the date of the Offering Circular contained any untrue statement of or omitted a material fact, the Bank will promptly notify the Underwriter of same. In addition, if during the same period, any event shall occur which might or would cause any of the Bank Information to contain any untrue statement of a material fact or to omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Bank, at the request of the Underwriter or the Institution, will notify the Underwriter (if not already notified) of the occurrence of any such event and provide a description of same. If in the opinion of the Underwriter any such notification or event requires the pre-paration and publication of a supplement or amendment to the Offering Circular, the Bank, at the expense of the Institution, will provide such information as is necessary to supplement or amend the Offering Circular in a form and in a manner reasonably approved by the Underwriter; and

           (ix) The Bank is not now, and has never been, in default in con-nection with a letter of credit, line of credit or similar agreement issued to secure any of the Issuer's obligations.

      (8) Evidence satisfactory to the Underwriter of (i) approval of the issuance of the Bonds by an authorized officer of Putnam County, New York and (ii) the receipt of volume cap allocation for the Bonds from the State of New York.

      (9) Such additional legal opinions, certificates, instruments and other documents as the Underwriter or its counsel may deem necessary to evidence the truth and accuracy as of the Closing Date of the Issuer's representations herein contained and of the Institution's representations contained in the Letter of Representation and the due performance or satisfaction by the Issuer and the Institution at or prior to the Closing Date of all agreements then to be performed and all conditions then to be satisfied by the Issuer and the Insti-tution, respectively.

If the Issuer or the Institution shall be unable to satisfy the conditions to the obligations of the Underwriter contained in this Bond Purchase Agreement, or if the obligations of the Underwriter shall be terminated for any reason permitted by this Bond Purchase Agreement, this Bond Purchase Agreement shall terminate, and neither the Underwriter nor the Issuer shall be under further obligation hereunder.

8. The Issuer's obligations hereunder to sell and deliver the Bonds shall be subject to the performance by the Underwriter of its obligations to be performed hereunder at or prior to the Closing; to the performance by the Institution of the obligations and agreements to be performed hereunder and under the Letter of Representation at or prior to the Closing; to the accuracy in all material respects of the representations and warranties of the Underwriter and of the Institution contained herein and in the Letter of Representation, respectively, as of the date hereof and as of the Closing Date, as set forth in or contemplated by the Preliminary Offering Circular or the Offering Circular, and shall also be subject to the Issuer having received at or prior to the Closing Date, the following documents:

 (a)  The opinions of counsel referred to in Paragraph 7(f)(2) hereof;

 (b) The executed Letter of Representation which is dated the date hereof and attached hereto as Exhibit A;

 (c) The certificates described in Paragraph 7(f)(5), Paragraph 7(f)(6) and Paragraph 7(f)(7) hereof; and

 (d) The opinion, dated the Closing Date, of Howard & Howard Attorneys, P.C., addressed to and as counsel for the Underwriter, in form and substance satisfactory to the Issuer and the Underwriter.

9. The Issuer covenants to cooperate with the Underwriter and the Institution in qualifying the Bonds for sale under the securities or "blue sky" laws of such states as the Underwriter may request; provided, however, that the Issuer will not be required to execute a special or general consent to service of process or qualify as a foreign corporation in connection with any such qualification in any jurisdiction.

10. Whether or not the Bonds are delivered by the Issuer to the Underwriter (unless such delivery be prevented by the Underwriter's default hereunder), the Underwriter shall be under no obligation to pay any expenses incident to the performance of the obligations of the Issuer hereunder except for those expenses authorized by the Underwriter in writing. All reasonable expenses and costs incident to the authorization, issuance, printing, sale and delivery, as the case may be, of the Bonds, the Indenture, the Agreement, the Letter of Credit, the Reimbursement Agreement and this Bond Purchase Agreement, including without limitation (i) the preparation and printing of the Offering Circular; (ii) any documentary, stamp or other transfer taxes in connection with the original issue of the Bonds; (iii) all filing, registration, rating agency, blue sky, CUSIP Service Bureau and recording fees and expenses; (iv) the fees and disbursements of Issuer's counsel, Bank's counsel, Institution's counsel and the Underwriter's counsel; (v) the Trustee's fees and expenses; and (vi) the fees and disbursements of Bond Counsel, shall be paid by the Institution from proceeds of the Bonds or from funds of the Institution. Nothing herein shall be construed to relieve the Underwriter from liability for its default hereunder.

Any liability of the Issuer under this Bond Purchase Agreement or any certificates rendered hereunder or in connection herewith shall be limited to the security and source of payment pledged for payment of principal of and premium, if any, and interest on the Bonds under the Indenture, and in the event the transactions contemplated by this Bond Purchase Agreement do not take place, regardless of the reason therefor, the Issuer shall have no liability whatsoever.

The Issuer shall be under no obligation to pay any fees or expenses incident to this Bond Purchase Agreement or any transaction contemplated hereby, nor shall the proceeds of the Bonds be used for such fees or expenses except as provided in the Agreement or the Indenture. To the extent proceeds of the Bonds are not available for payment of such fees and expenses, such fees and expenses shall be paid by the Institution.

11. Any notice or other communication to be given to the Issuer under this Bond Purchase Agreement may be given by mailing the same in writing at the address set forth above. Any notice or other communication to be given to the Underwriter under this Bond Purchase Agreement may be given by mailing the same in writing to NatCity Investments, Inc., 1965 East Sixth Street, 8th Floor, Cleveland, Ohio 44114, Attention: Project Finance, with a copy to Dynacept Corporation, 2 International Boulevard, Brewster, New York 10509, Attention:
Mark Primavera, President, and Triple S Plastics, Suite 200, 7950 Moorsbridge Road, Portage, Michigan 49023, Attention: Cathy Taylor, Treasurer.

12. It is understood that the representations, warranties and covenants of the Issuer contained herein are made by the Issuer in order to facilitate the purchase of the Bonds by the Underwriter and that the same shall not create any general obligation or liability of the Issuer.

13. This Bond Purchase Agreement is made solely for the benefit of the Issuer, the Institution and the Underwriter (including the successors or assigns of the Underwriter) and no other person shall acquire or have any right hereunder or by virtue hereof. All the Issuer's representations (which are made only as of the date of this Bond Purchase Agreement and the Closing Date) and agreements in this Bond Purchase Agreement shall remain operative and in full force and effect, regardless of (a) any investigation made by or on behalf of the Underwriter, (b) delivery of and payment for the Bonds hereunder and (c) any termination of this Bond Purchase Agreement.

14. This Bond Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. This Bond Purchase Agreement may be executed in any number of counterparts.

                                            Yours very truly,

                                            NATCITY INVESTMENTS, INC.

                                            By:  _/s/_Timothy_Bennett___
                                            Its: Senior Vice President

Accepted as of the date first written above:

COUNTY OF PUTNAM INDUSTRIAL
DEVELOPMENT AGENCY

By:  _/s/_Joseph_F._Girven____
Its: Chairman and Executive Director


Approved as of the date first above written:

DYNACEPT CORPORATION

By:  _/s/_Mark_Primavera______
Its: President

                                  EXHIBIT A

                          LETTER OF REPRESENTATION

                              December 28, 2000


County of Putnam Industrial Development Agency
34 Gleneida Avenue
Carmel, New York  10512

NatCity Investments, Inc.
1965 East Sixth Street, 8th Floor
Cleveland, Ohio 44114

Ladies and Gentlemen:

County of Putnam Industrial Development Agency (the "Issuer") and NatCity Investments, Inc. (the "Underwriter") propose to enter into a Bond Purchase Agreement, dated the date hereof (the "Bond Purchase Agreement"), providing for the purchase by the Underwriter of $4,500,000 of the Issuer's Variable Rate Demand Revenue Bonds, Series 2000 (Dynacept Corporation Project) (the "Bonds"), to be issued under and pursuant to an Indenture of Trust, dated as of December 1, 2000, by and between the Issuer and National City Bank of Michigan/Illinois, as trustee (in such capacity, the "Trustee"), pursuant to a resolution adopted by the Issuer on November 28, 2000 (the "Bond Resolution"). The proceeds of the Bonds will be used by the Issuer for the benefit of Dynacept Corporation (the "Institution"), pursuant to a Lease Agreement between the Issuer and the Institution, dated as of December 1, 2000 (the "Agreement"), to finance a portion of the costs of the "Facility" described in the Indenture and to pay certain costs associated with the issuance and credit enhancing of the Bonds. The land on which the Facility is to be located will be conveyed by the Institution to the Issuer pursuant to a Bargain and Sale Deed (defined in the Indenture and herein as the "Deed of Trust") dated December 28, 2000 from the Institution to the Issuer and such land and the Facility will be leased by the Issuer to the Institution pursuant to the Agreement. The Bonds will be secured by an irrevocable, direct pay letter of credit (the "Letter of Credit") issued by National City Bank of Michigan/Illinois (in such capacity, the "Bank") pursuant to a Reimbursement Agreement between the Institution and the Bank, dated as of December 1, 2000 (the "Reimbursement Agreement"). The Bonds are subject to tender for purchase and shall be remarketed from time to time pursuant to a Remarketing Agreement, dated as of December 1, 2000 (the "Remarketing Agreement"), between the Institution and the Underwriter acting as Remarketing Agent.

1. In order to induce the Issuer and the Underwriter to execute, deliver and perform the Bond Purchase Agreement, and in consideration of such execution, delivery and performance, the Institution hereby represents, warrants and agrees with the Underwriter and the Issuer as follows:

 (a) That the statements and material (as such statements and material pertain to the Institution, the terms of the Bonds, the Facility financed with the proceeds of the Bonds and the documents to which the Institution is a party) appearing in the Offering Circular dated December 20, 2000 (with the Appendices thereto, the "Offering Circular"), are accurate statements or summaries of the matters therein set forth and fairly present the information purported to be shown and do not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Institution makes no representation as to statements in the Preliminary Offering Circular and the Offering Circular under the headings "THE ISSUER," "THE BONDS--Book-Entry-Only System," "UNDERWRITING" and in Appendix B.

 (b) That the Institution has taken all necessary action for execution and delivery of the Agreement, the Deed of Trust, the Payment in Lieu of Tax Agreement dated as of December 1, 2000 between the Institution and the Issuer, the Reimbursement Agreement, the PILOT Mortgage dated as of December 1, 2000 from the Institution to the Issuer and certain other taxing entities, the Remarketing Agreement, the Tax Regulatory Agreement dated December 28, 2000 among the Issuer, the Institution and the Trustee, the Acknowledgment of the Assignment (each as defined in the Indenture), the Environmental Compliance and Indemnification Agreement (as defined in the Indenture), any Bank Documents (as defined in the Indenture) not listed above, the Bond Purchase Agreement and this Letter of Representa-tion (collectively the "Institution Documents") and performance by the Institution thereunder does not and will not conflict with or result in a breach of any of the unwaived provisions of, or constitute a default under, any agreement or instrument by which the Institution is bound or result in a violation of law, administrative regulation or court decree to which the Institution or any of its property is subject, the effect of which conflict, breach, default or violation could be materially adverse to the Institution or its ability to perform its obligations under the Institution Documents.

 (c) That, except as contemplated herein or as contemplated or set forth in the information previously delivered to the Underwriter or the Bank, there has been no material adverse change in the condition, financial or otherwise, of the Institution since the date of the Offering Circular.

 (d) That, to the best of the Institution's knowledge, neither the Securities and Exchange Commission nor any state securities administrator has issued or is threatening to issue any order preventing or suspending the use of the Offering Circular or the issuance, offer or sale of the Bonds.

 (e) That there is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, known by the Institution to be pending or threatened against or affecting the Institution, nor to the best of the knowledge of the Institution is there any basis therefor, wherein an unfavorable decision, ruling or finding would, in any way, materially adversely affect the transactions con-templated by the Bond Purchase Agreement or the Offering Circular or which, in any way, would adversely affect the validity or enforceability of the Bonds, the Indenture or the Institution Documents.

 (f) That the Institution will not take or omit to take any action which action or omission would in any way cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided for in the Indenture and the Agreement as the same may be in force from time to time.

 (g) That the Institution will diligently cooperate with the Underwriter and its counsel to qualify the Bonds for offer and sale under the securities or "blue sky" laws of such states as the Underwriter may request; provided that in no event shall the Institution be obligated to qualify to do business in any state where it is not now so qualified or to take any action which would subject it to the general service of process in any state where it is not now so subject.

 (h) That the Institution will pay the reasonable expenses to be paid by it pursuant to Paragraph 10 of the Bond Purchase Agreement (subject to the terms and conditions set forth therein).

 (i) That if between the date hereof and the applicable date provided under Rule 15c2-12(b)(4) of the Securities and Exchange Commission (but in no event earlier than 25 days after the Closing Date) (as defined in the Bond Purchase Agreement) (and whether or not the Bonds are subject to the
      Rule), (A) any event shall occur which might or would cause the Offering Circular to contain any untrue statement of a material fact or to omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Institution shall notify the Underwriter of any such event of which it has knowledge and, (B) whether or not the Institution has knowledge, if in the opinion of the Underwriter any such event requires the preparation and publication of a supplement or amendment to the Offering Circular, the Institution will, at Institution's cost, supplement or amend the Offering Circular in a form and in a manner approved by the Underwriter.

 (j) The Institution is not now, and has never been, in default with respect to its obligations to the Issuer or others in connection with bonds, if any, previously issued by the Issuer for the benefit of the Institution.

2.(a) The Institution agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter (within the meaning of Section 15 of the Securities Act of 1933) against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue statement or alleged untrue statement of a material fact made by the Institution and contained in the material described in paragraph 1(a) hereof, or in any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  (b) The Institution shall indemnify and hold the Issuer, its officers, directors, agents, and employees harmless in accordance with Section 8.2 of the Agreement (in the form approved by the Bond Resolution), the terms of which are incorporated by reference in this Letter of Representation, which provisions shall also govern as to the Issuer in matters covered by this Letter of Representation.

  (c) If any action or claim shall be brought or asserted against the Under-writer or any person so controlling the Underwriter based upon the Offering Circular or any amendment or supplement thereto and in respect of which indemnity may be sought from the Institution pursuant to subparagraph (a) of this Paragraph 2, the Underwriter or such person, as the case may be, shall promptly notify the Institution in writing, and the Institution shall assume the defense thereof, including the employment of counsel and the payment of all expenses thereof. The Underwriter or such person, as the case may be, shall have the right to employ separate counsel in any such action and participate in the defense thereof, but such employment of separate counsel shall be at the expense of the Underwriter or such person, as the case may be, unless (i) the employment thereof has been specifically authorized by the Institution, or
(ii) the Institution has failed to assume the defense and employ counsel, or
(iii) the named parties to any such action (including any impleaded parties) include both the Underwriter and such person and shall have been advised by such counsel that there may be one or more legal defenses available to the Institution (in which case the Institution shall not have the right or obliga-tion to assume the defense of such action on behalf of the Underwriter or such person), it being understood, however, that the Institution shall not, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expense of more than one separate firm of attorneys for the Underwriter and controlling persons, which firm shall be designated in writing by the Underwriter. The Institution shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of the Institution, or if there be a final judgment for the plaintiff in any such action, the Institution agrees to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss or liability by reason of such settlement or judgment.

  (d) The Underwriter agrees to indemnify and hold harmless the Institution and the Issuer, and their respective officers, directors, agents and employees, to the same effect as the foregoing indemnity from the Institution to the Underwriter, but only with respect to information furnished by or on behalf of the Underwriter expressly for use in connection with the Offering Circular, and appearing therein under the heading "UNDERWRITING."

  (e) The indemnity agreements contained in this Paragraph 2 and the representations and warranties of the Institution set forth in this Letter of Representation shall remain operative and in full force and effect after the Closing Date (as defined in the Bond Purchase Agreement) regardless of any investigation made by or on behalf of the Underwriter or any person so controlling the Underwriter or by or on behalf of the Institution or by or on behalf of the Issuer. A successor of the Underwriter, the Issuer or the Institution, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Paragraph 2.
In case any action or claim shall be brought against the Institution or the Issuer or their respective officers, directors, agents or employees, based upon the Offering Circular, and in respect of which indemnity may be sought from the Underwriter, the Underwriter shall have the rights and duties given to the Institution, and the Institution or the Issuer, as the case may be, shall have the rights and duties given to the Underwriter, by subparagraph (c) of this Paragraph 2.

3. This Letter of Representation is made solely for the benefit of the Issuer, the Underwriter and the Institution and their respective successors and assigns and, except as expressly provided herein, no other person, partnership, associa-tion or corporation shall acquire or have any right under or by virtue hereof. The terms "successors" and "assigns" shall not include any purchaser of any of the Bonds from or through the Underwriter merely because of such purchase.

4. The execution and delivery of this Letter of Representation by the Institution shall constitute the Institution's approval of and consent to the Issuer's entering into, acceptance and execution of the Bond Purchase Agreement and performance thereunder.

5. The validity, interpretation and performance of this Letter of Represen-tation shall be governed by the laws of the State of Michigan.

6. Any notice or other communication to be given to the Institution under this Letter of Representation may be given in the same method set forth in Section
14.03 of the Indenture to the Institution at 2 International Boulevard, Brewster, New York 10509, Attention: Mark Primavera, President, and Triple S Plastics, Suite 200, 7950 Moorsbridge Road, Portage, Michigan 49023, Attention:
Cathy Taylor, Treasurer; and any notice or other communication to be given to the Underwriter or the Issuer may be given by delivering the same in writing to their respective addresses as given above. The Institution, the Issuer and the Underwriter shall each be fully entitled to rely upon notice so given and to act thereon.

7. This Letter of Representation shall become effective upon execution of the Bond Purchase Agreement. The Institution's representations and warranties contained herein shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Underwriter or the Issuer,
(b) delivery of, and payment for, the Bonds and (c) any termination of the Bond Purchase Agreement or this Letter of Representation. This Letter of Representation may be executed and accepted in any number of counterparts.

                                        Very truly yours,

                                        DYNACEPT CORPORATION

                                        By:  _/s/_Mark_Primavera___
                                        Its:  President



Accepted and confirmed as of
the date first above written:

NATCITY INVESTMENTS, INC.

By:  _/s/_Timothy_Bennett__
Its: Senior Vice President


COUNTY OF PUTNAM INDUSTRIAL
DEVELOPMENT AGENCY

By:  _/s/_Joseph_F._Girven__
Its: Chairman and Executive Director

                                   EXHIBIT B

                          CERTAIN DETAILS OF THE BONDS

                   $4,500,000 Term Bond, Due January 1, 2021

The Bonds bear interest and are subject to optional and mandatory tendor for purchase and to optional and mandatory redemption prior to maturity as provided in the form of Bond attached as Exhibit A to the Indenture and as stated in the Offering Circular.